UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class P Common Stock	KMI	NYSE
1.500% Senior Notes due 2022	KMI 22	NYSE
2.250% Senior Notes due 2027	KMI 27A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 26, 2021, Kinder Morgan, Inc. (“KMI”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, pursuant to which KMI agreed to sell (i) $500,000,000 aggregate principal amount of KMI’s 1.750% Senior Notes due 2026 (the “2026 Notes”) and (ii) $300,000,000 aggregate principal amount of KMI’s 3.600% Senior Notes due 2051 (the “2051 Notes” and, together with the 2026 Notes, the “Notes”).

The Notes are guaranteed pursuant to a Cross Guarantee Agreement, which is described in and filed as Exhibit 10.1 to KMI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. The Underwriting Agreement contains customary representations and warranties by KMI. The Underwriting Agreement also contains customary indemnification and contribution provisions whereby KMI and the underwriters have agreed to indemnify each other against certain liabilities. The Notes were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-240108).

The Notes will be issued pursuant to an Indenture, dated as of March 1, 2012, between KMI and U.S. Bank National Association, as trustee. The 2026 Notes will mature on November 15, 2026. The 2051 Notes will mature on February 15, 2051. Interest on the 2026 Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2022. Interest on the 2051 Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2022. Interest on the 2026 Notes will accrue from November 9, 2021 and interest on the 2051 Notes will accrue from August 15, 2021. KMI may redeem all or a part of the Notes at any time at the applicable redemption prices.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants and bankruptcy and insolvency related defaults, the obligations of KMI under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

KMI expects to use the proceeds from the offering of the Notes for general corporate purposes, including refinancing upcoming debt maturities. The underwriters and their related entities have, from time to time, engaged in commercial and investment banking transactions with KMI and its affiliates and provided financial advisory services for KMI and its affiliates in the ordinary course of their business, and may do so in the future. The underwriters and their related entities have received and in the future will receive customary compensation and expense reimbursement for these commercial and investment banking transactions and financial advisory services.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated October 26, 2021, by and among Kinder Morgan, Inc. and the underwriters party thereto.
104	Cover Page Interactive Data File pursuant to Rule 406 of Regulation S-T formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Date: November 2, 2021
	By:	/s/ David P. Michels
	Name:	David P. Michels
	Title:	Vice President and Chief Financial Officer